Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Wal-Mart Stores, Inc. 401(k) Retirement Savings Plan of our report dated July 25, 2001, with respect to the financial statements and schedule of the Wal-Mart Stores, Inc. 401(k) Retirement Savings Plan included in the Annual Report (Form 11-K) for the year ended January 31, 2001.

                                                                                                                      Ernst & Young LLP
Tulsa, Oklahoma
July 25, 2001